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                           DRINKER BIDDLE & REATH LLP
                                One Logan Square
                            18/th/ & Cherry Streets
                          Philadelphia, PA 19103-6996
                              TEL: (215) 988-2700
                              FAX: (215) 988-2757
                                  www.dbr.com

                                                      June 5, 2000


Provident Institutional Funds
Bellevue Park Corporate Center
400 Bellevue Parkway
Wilmington, DE 19809

Re:  Post-Effective Amendment No. 66 to Registration Statement on Form N-1A for
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     Provident Institutional Funds (Registration Nos. 2-47015; 811-2354)
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Ladies and Gentlemen:

We have acted as counsel to Provident Institutional Funds, a Delaware business trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of the Post-Effective Amendment No. 66 to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

The Trust is authorized to issue an unlimited number of shares of beneficial interest (the "shares"), with no par value. The Board of Trustees of the Trust has the power to create and establish one or more series of shares and one or more classes of shares within such series and to classify or reclassify any unissued shares with respect to such series and classes.

We have reviewed the Trust's Agreement and Declaration of Trust, By-Laws, and resolutions adopted by the Board of Trustees of the Trust and such other legal and factual matters as we have deemed appropriate. We have assumed that the shares will be issued against payment therefor as described in the Trust's Prospectuses.

This opinion is based exclusively on the Delaware Business Trust Act and the federal law of the United States of America.

Currently, the Trust is authorized to offer shares ("Shares") of the following series and classes within such series:
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Provident Institutional Funds
June 5, 2000
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     Series and Classes                      Series and Classes
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     Series A (TempFund)                     Series F (Treasury Trust Fund)

     Class A Institutional Shares            Class A Institutional Shares
     Class B Dollar Shares                   Class B Dollar Shares
     Class C Plus Shares                     Class C Cash Management Shares
     Class D Administration Shares
     Class E Cash Reserve Shares             Series G (MuniFund)
     Class F Cash Management Shares
                                             Class A Institutional Shares
     Series B (TempCash)                     Class B Dollar Shares
                                             Class C Plus Shares
     Class A Institutional Shares            Class D Administration Shares
     Class B Dollar Shares                   Class E Cash Reserve Shares
     Class C Cash Management Shares          Class F Cash Management Shares

     Series C (FedFund)                      Series H (MuniCash)

     Class A Institutional Shares            Class A Institutional Shares
     Class B Dollar Shares                   Class B Dollar Shares
     Class C Cash Management Shares          Class C Cash Management Shares

     Series D (T-Fund)                       Series I (California Money Fund)

     Class A Institutional Shares            Class A Institutional Shares
     Class B Dollar Shares                   Class B Dollar Shares
     Class C Plus Shares                     Class C Plus Shares
     Class D Administration Shares           Class D Administration Shares
     Class E Cash Reserve Shares             Class E Cash Reserve Shares
     Class F Cash Management Shares          Class F Cash Management Shares

     Series E (Federal Trust Fund)           Series J (New York Money Fund)

     Class A Institutional Shares            Class A Institutional Shares
     Class B Dollar Shares                   Class B Dollar Shares
     Class D Cash Management Shares          Class C Plus Shares
                                             Class D Cash Management Shares

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Provident Institutional Funds
June 5, 2000
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Based on the foregoing, it is our opinion that the Shares issued after the date hereof pursuant to and in consideration provided for in the Registration Statement will be, when so issued, validly issued, fully paid and non-assessable by the Trust, and that the holders of the Shares of the Trust will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also trustees of the Trust).

We hereby consent to the filing of this opinion as an exhibit to the Trust's Post-Effective Amendment No. 66 to its Registration Statement on Form N-1A.


                                  Very truly yours,

                                  /s/ DRINKER BIDDLE & REATH LLP
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                                  DRINKER BIDDLE & REATH LLP

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